Exhibit 10.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 31, 2007, between Polypore International, Inc., a Delaware corporation (the “Company”), Daramic, LLC, a Delaware limited liability company, Celgard, LLC, a Delaware limited liability company, and Daramic International, Inc., a Delaware corporation (each, a “Guarantor”), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Polypore, Inc. (“Polypore”) and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 13, 2004, providing for the issuance of Polypore’s U.S. Dollar-denominated 8¾% Senior Subordinated Notes due 2012 (the “Dollar Notes”) and Euro-denominated 8¾% Senior Subordinated Notes due 2012 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”), initially in the aggregate principal amounts of $225,000,000 and €150,000,000, respectively;

WHEREAS, effective on the date hereof, Polypore will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”);

WHEREAS, Section 5.02 of the Indenture provides that upon any merger of Polypore in which Polypore is not the surviving corporation, the successor corporation by merger shall succeed to, and be substituted for, and may exercise every right and power of Polypore under the Indenture and the Notes with the same effect as if such surviving corporation had been named as such;

WHEREAS, Section 5.01 of the Indenture provides that the surviving corporation in such merger shall expressly assume by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant and all obligations of Polypore under the Indenture, the Notes, and the Registration Rights Agreement, dated as of May 13, 2004, by and among Polypore, the existing Guarantors, and the initial purchasers named therein (the “Registration Rights Agreement”), to be performed or observed on the part of Polypore;

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has been authorized by resolution of its Board of Directors to enter into this Supplemental Indenture;

WHEREAS, Polypore and the Company have requested that the Trustee join in the execution and delivery of this Supplemental Indenture;

WHEREAS, each Guarantor confirms its obligations under the Indenture, the Guarantees and the Notes; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and bylaws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             Defined Terms.  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

2.             Succession.  Effective immediately upon the consummation of the Merger on the date hereof, the Company hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant and all obligations of Polypore under the Notes, the Indenture and the Registration Rights Agreement to be performed or observed on the part of Polypore.

3.             Continuing Effect.  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture, the Notes, and the Registration Rights Agreement shall remain in full force and effect.

4.             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.             Construction of Supplemental Indenture.  This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended by this Supplemental Indenture.

6.             Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

7.             Trustee Disclaimer.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

8.             Notices.  The following addresses are the updated notice addresses to be used for any notice or communication by the Company or the Trustee to the other party:

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If to the Company:

Polypore International, Inc.

11430 North Community House Road, Suite 350

Charlotte, NC  28277

Facsimile No.: (704) 587-8409

Attention: Lynn K. Amos

With copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile No.: (212) 728-8214

Attention: Cristopher Greer, Esq.

If to the Trustee:

The Bank of New York

101 Barclay Street, Fl 4 East

New York, New York 10286

Facsimile No.: (212) 815-5802

Attention:  Global Trust Services

9.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (including facsimile copies) shall be an original, but all of them together represent the same agreement.

10.           Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

POLYPORE INTERNATIONAL, INC.

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Chief Financial Officer, Treasurer and Secretary

DARAMIC, LLC

By: Polypore, Inc., as sole Member

	By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

CELGARD, LLC

By: Polypore, Inc., as sole Member

	By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

DARAMIC INTERNATIONAL, INC.

By:	/s/ Lynn Amos
Name: Lynn Amos
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

[Supplemental Indenture]

THE BANK OF NEW YORK, as Trustee

By:	/s/ Lici Zhu
Name: Lici Zhu
Title: Assistant Treasurer

[Supplemental Indenture]